Exhibit 99.1

Gordon Pointe Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants Commencing March 12, 2018

NEW YORK, NY, March 9, 2018 — Gordon Pointe Acquisition Corp. (NASDAQ: GPAQU) (the “Company”) announced that, commencing March 12, 2018, holders of the units sold in the Company’s initial public offering of 12,500,000 units completed on January 30, 2018 may elect to separately trade the shares of Class A common stock and warrants included in the units.  Those units not separated will continue to trade on the NASDAQ Capital Market under the symbol “GPAQU,” and the Class A common stock and warrants that are separated will trade on the NASDAQ Capital Market under the symbols “GPAQ” and “GPAQW,” respectively.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The public offering was made only by means of a prospectus, copies of which may be obtained from: B. Riley FBR, Inc., Attention: Prospectus Department, 1300 14th Street North, Suite 1400, Arlington, VA 22209, or by telephone at (800) 846-5050 or by email at prospectuses@brileyfbr.com.

About Gordon Pointe Acquisition Corp.

Gordon Pointe Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with one or more businesses or assets. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on businesses in the financial technology sector or related financial services or technology sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”).  All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph.  Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s initial public offering filed with the SEC.  The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

James J. Dolan

Chief Executive Officer

Gordon Pointe Acquisition Corp.

jdolan@gordonpointe.com

(412) 960-4687

Media Contact
Jack Horner, 267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com